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                                                                              36

Exhibit 11.  Reconciliation of Basic and Diluted Earnings Per Share
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
                                                       FOR THREE MONTHS ENDED SEPT 30,     FOR NINE MONTHS ENDED SEPT 30,
                                                           1998              1997              1998              1997
EARNINGS PER SHARE
Net Income available to common shareholders                 (115,371)         (186,605)           15,802         (388,484)
                                                       ==============    ==============    ==============     ============

Weighted average common shares outstanding                 1,974,703         1,966,892         1,980,758        1,902,072
                                                       ==============    ==============    ==============     ============

        EARNINGS PER SHARE                                   $ (0.06)          $ (0.09)           $ 0.01          $ (0.20)
                                                       ==============    ==============    ==============     ============


EARNINGS PER SHARE ASSUMING DILUTION
Net Income available to common shareholders                  NA                NA                 15,802           NA
                                                       ==============    ==============    ==============     ============

Weighted average common shares outstanding                   NA                NA              1,980,758           NA
                                                       ==============    ==============                       ============
Add:  dilutive effects of assumed exercises:
         Incentive Stock Options                             NA                NA                  2,188           NA
                                                       ==============    ==============    ==============     ============

Weighted average common and dilutive potential common
     shares outstanding                                      NA                NA              1,982,946           NA
                                                       ==============    ==============    ==============     ============

        EARNINGS PER SHARE ASSUMING DILUTION                 NA                NA                 $ 0.01           NA
                                                       ==============    ==============    ==============     ============
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